Exhibit 99.1

On Wednesday, December 23, 2020, at 9:15 AM ET

Sanara MedTech Inc. Announces the Appointment of Sara Ortwein to its Board of Directors

FORT WORTH, TX / ACCESSWIRE / December 23, 2020 / Sanara MedTech Inc. Based in Fort Worth, Texas, Sanara MedTech Inc. ("Sanara" or the "Company") (NASDAQ:SMTI), a provider of wound and skin care products dedicated to improving patient outcomes, announced today that Sara Ortwein has been appointed to the Company's Board of Directors (the "Board"), effective December 18, 2020.

Ron Nixon, Sanara's Executive Chairman, stated, "Sara is an excellent addition to our Board. She brings diversity of thought and Fortune 500 experience at the executive level as well as a strong background in science and engineering. We believe she will bring a valuable perspective to Sanara as we continue to expand and implement our comprehensive wound and skin care strategy."

Ms. Ortwein retired from ExxonMobil in March 2019, after a 38½-year career. Prior to retiring, she was president of XTO Energy, a subsidiary of ExxonMobil, from November 2016 through February 2019 and was responsible for ExxonMobil's unconventional oil and gas business. She was the first woman to lead a major subsidiary of ExxonMobil.

Among her many accomplishments, Ms. Ortwein served in various roles including president of ExxonMobil Upstream Research Company, senior manager within ExxonMobil's U.S. production operations, and corporate upstream advisor to senior management at ExxonMobil's headquarters in Irving, Texas.

Ms. Ortwein is a member of the National Academy of Engineering and The Academy of Medicine, Engineering and Science of Texas (TAMEST). In 2009, she was honored by the University of Texas as a Distinguished Engineering Graduate from the Cockrell School of Engineering. She earned a Bachelor of Science degree in civil engineering at the University of Texas at Austin before joining Exxon Company, U.S.A. in 1980.

About Sanara MedTech Inc.

With a focus on improving patient outcomes through evidence-based healing solutions and services, Sanara MedTech Inc. markets and distributes wound and skin care products and is seeking to offer wound care and dermatology virtual consultation services via telemedicine to physicians, hospitals, clinics, and all post-acute care settings. Sanara's products are primarily sold in the North American advanced wound care and surgical tissue repair markets. Sanara MedTech markets and distributes CellerateRX® Surgical Activated Collagen® to the surgical markets as well as the following products to the wound care market: BIAKŌS™ Antimicrobial Skin and Wound Cleanser, BIAKŌS™ Antimicrobial Wound Gel, BIAKŌS™ Antimicrobial Skin and Wound Irrigation Solution, and HYCOL™ Hydrolyzed Collagen Powder and Gel. We are constantly seeking long-term strategic partnerships with a focus on products and technologies that improve outcomes at a lower overall cost. In addition, Sanara is actively seeking to expand within its six focus areas of wound and skin care for the acute, post-acute, and surgical markets. The focus areas are debridement, biofilm removal, hydrolyzed

collagen, advanced biologics, negative pressure wound therapy adjunct products, and the oxygen delivery system segment of the healthcare industry.

Information about Forward-Looking Statements

The statements in this press release that do not constitute historical facts are "forward-looking statements," within the meaning of and subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These statements may be identified by terms such as "may," "will," "would," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negatives of these terms, variations of these terms or other similar expressions. These forward-looking statements include statements regarding the development of new products and expansion of the Company's business in telehealth and wound care. These items involve risks, contingencies and uncertainties such as the extent of product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, the ability to consummate and integrate acquisitions, and other risks, contingencies and uncertainties detailed in the Company's SEC filings, which could cause the Company's actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by these statements. All forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to revise any of these statements to reflect the future circumstances or the occurrence of unanticipated events, except as required by applicable securities laws.

Investor Contact:
Callon Nichols, Director of Investor Relations
713-826-0524
CNichols@sanaramedtech.com

SOURCE: Sanara MedTech Inc.